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                                CONTRACT SCHEDULE

CONTRACT NUMBER:                         [Z0000000]

CONTRACT DATE:                           [November 1, 2009]

CONTRACT TYPE:                           [Non-Qualified]

ANNUITY DATE:                            [June 1, 2025]

OWNER(S):                                [John Doe]
                                         [Mary Doe]

ANNUITANT(S)/DATE OF BIRTH(S)/SEX:       [John Doe] [8/31/1959] [M]
                                         [Mary Doe] [4/15/1959] [F]

PURCHASE PAYMENT:                        [$25,000]
(or The Portion of Purchase Payment
Received on The Contract Date)

MINIMUM PURCHASE PAYMENT:                [$50,000] We reserve the
                                         right to reject any
                                         purchase payment.

MAXIMUM TOTAL PURCHASE PAYMENTS:         [$1,000,000] without our
                                         prior approval

[MINIMUM AMOUNT TO BE TRANSFERRED:       [$250]]

[MAXIMUM NUMBER OF EXCHANGE DAYS:        [12]]

[EXCHANGE FEE:                           [$25]]

MINIMUM SYSTEMATIC PARTIAL WITHDRAWAL:   [$50]

ANNUAL MORTALITY AND EXPENSE
   CHARGE:                               [Two Annuitants: 2.05%]

MGGI-CS-NY (10/09)


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                                         Number of
                                         Complete Years       Surrender
SURRENDER CHARGE:                        From Contract Date     Charge
                                         ------------------   ---------
                                         0                        2%
                                         1                        2%
                                         2                        2%
                                         3                        2%
                                         4                        2%
                                         5 and thereafter         0%

VARIABLE ACCOUNT:                        Metropolitan Life Separate Account E

ANNUITY REQUIREMENTS:                    1. The Annuity Date is the first day of
                                         the calendar month on or after the
                                         Contract Anniversary that falls on or
                                         after the oldest Owner's (Annuitant's
                                         if Contract is owned by a grantor
                                         trust) 95th birthday. 2. The Fixed
                                         Annuity tables are based on the Annuity
                                         2000 Mortality Table with 7-year age
                                         setback at an interest rate of 1%.

ANNUITY SERVICE CENTER:

                             Annuity Service Center
                  [P.O. Box 770001, Cincinnati, OH 45277-0051]
        For customer assistance or inquiries, please call [800-634-9361]

MINIMUM LIFETIME INCOME AGE:             [59 1/2]

MGGI-CS-NY (10/09)


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WITHDRAWAL PERCENTAGE:                   [[4%] if the youngest Annuitant's
                                         attained age is [59 1/2] through [64],
                                         [5%] if the youngest Annuitant's
                                         attained age is [65] through [75], and
                                         [6%] if the youngest Annuitant's
                                         attained age is [76] or older.]

AUTOMATIC STEP-UP DATE:                  [Each Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:           [85]

MINIMUM INITIAL INCOME PAYMENT:          [$20]

FOR IRAS SUBJECT TO SECTION 401(A)(9) OF THE INTERNAL REVENUE CODE, YOU MAY BE REQUIRED TO TAKE WITHDRAWALS TO FULFILL MINIMUM DISTRIBUTION REQUIREMENTS. THESE REQUIRED DISTRIBUTIONS MAY BE LARGER THAN THE GWB AMOUNT. SO THAT WE DO NOT TREAT ANY PART OF YOUR MINIMUM REQUIRED DISTRIBUTION (MRD) THAT EXCEEDS THE GWB AMOUNT AS AN EXCESS WITHDRAWAL, YOU MUST AGREE TO RECEIVE YOUR REQUIRED DISTRIBUTION THROUGH OUR SYSTEMATIC WITHDRAWAL PROGRAM AND MEET THE CONDITIONS OUTLINED IN YOUR CONTRACT REGARDING THIS PROGRAM. OTHERWISE, THIS PRODUCT WITH THE GWB FEATURE MAY HAVE LIMITED USEFULNESS FOR THESE REQUIRED DISTRIBUTIONS AND MAY NOT BE APPROPRIATE BECAUSE YOUR GWB AMOUNT WILL NOT BE INCREASED TO THE MRD AND THE LIFETIME INCOME GUARANTEED UNDER THIS FEATURE MAY BE REDUCED BECAUSE PARTIAL WITHDRAWALS MADE TO SATISFY THE MRD RULES MIGHT RESULT IN A PROPORTIONAL REDUCTION IN YOUR GWB VALUE. IF YOU PLAN TO EXERCISE THE BENEFIT BEFORE OR AFTER YOUR MRD BEGINNING DATE, YOU SHOULD CONSIDER WHETHER THE BENEFIT IS APPROPRIATE FOR YOUR CIRCUMSTANCES. WE ENCOURAGE YOU TO CONSULT A TAX ADVISOR TO DISCUSS WITHDRAWALS RELATED TO THIS MATTER.

                               INVESTMENT OPTIONS

[Fidelity VIP FundsManager(R) 60%
Fidelity VIP Money Market]

ENDORSEMENTS ATTACHED TO THE CONTRACT
[Individual Retirement Annuity Endorsement]

MGGI-CS-NY (10/09)


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